UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2022
Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ILMN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 8.01 Other Events.

On July 14, 2022, Illumina, Inc. and Illumina Cambridge Ltd. (collectively, the “Company”) entered into a Settlement and License Agreement with BGI Genomics Technology Co., Ltd., BGI Genomics Co., Ltd., BGI Americas Corp., MGI Tech Co., Ltd., MGI Americas Inc., and Complete Genomics, Inc. (collectively, “BGI”) (the “Agreement”). The Agreement resolves all claims in Complete Genomics, Inc. v. Illumina, Inc., Case No. C.A. No. 19-970-MN (D. Del.). The Agreement also resolves all claims in Illumina, Inc. and Illumina Cambridge Ltd. v. BGI Genomics Co., Ltd., BGI Americas Corp., MGI Tech Co., Ltd., MGI Americas Inc., and Complete Genomics, Inc., Case No. 3:19-cv-03770-WHO (N.D. Cal.) and Illumina, Inc. and Illumina Cambridge Ltd. v. BGI Genomics Co., Ltd., BGI Americas Corp., MGI Tech Co., Ltd., MGI Americas Inc., and Complete Genomics, Inc., Case No. 3:20-cv-01465-WHO (N.D. Cal.), as well as related Appeal Nos. 2022-1733, 2022-1735 and 2022-1742, 2022-1743 pending in the United States Court of Appeals for the Federal Circuit, with the exception that the permanent injunction entered on April 11, 2022 against BGI remains in effect with a revised expiration date of January 1, 2023, with respect to BGI’s StandardMPS chemistry. The Agreement further resolves all antitrust claims against the Company in Complete Genomics, Inc., BGI Americas Corp. and MGI Americas, Inc. v. Illumina, Inc. and Illumina Cambridge Ltd., Case No. 21-cv-00217 (N.D. Cal.) and that complaint will be dismissed with prejudice. Pursuant to the terms of the Agreement, the Company agrees to pay Complete Genomics a one-time payment of $325 million, with the parties agreeing that the judgment against BGI and the judgment against the Company in the above-referenced litigations are satisfied in total. In addition, the Company received from BGI a fully paid-up license to U.S. Patent Nos. 8,617,811, 9,222,132, 9,523,125, 10,662,473, 11,098,356 and 11,214,832, U.S. Patent Application Nos. 61/024,396, 61/024,110, 16/882,461, 17/407,935 and 17/523,706, and U.S. patents and patent applications related to each of the foregoing U.S. patents and patent applications until their expiration (“the 2-channel technology patents”). The Company’s license allows it to use the 2-channel technology in all its current and future platforms with no additional royalties owed. BGI received from the Company a fully paid-up license to U.S. Patent Nos. 9,217,178, 9,303,290 and 9,970,055 (“the image mix patents”) and U.S. patents and applications related to each of the foregoing U.S. patents until their expiration. The parties agree to a litigation standstill for patent and antitrust actions in the United States and its territories until October 1, 2025, as set forth in the Agreement. The standstill does not apply to the parties’ patents or patent applications related to non-invasive prenatal testing (NIPT), nor to any intellectual property of Grail, Inc., related to multi-cancer early detection. None of the parties make any admission of liability in entering into the Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	July 14, 2022	By:	/s/ CHARLES E. DADSWELL
Charles E. Dadswell
General Counsel and Secretary